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                                                                    EXHIBIT 10.3

                             EMPLOYMENT AGREEMENT

     This Employment Agreement (the "Agreement") is made as of August 22, 2000, by and between Netpliance, Inc., a Delaware corporation (the "Company"), and Francis S. (Kit) Webster ("Employee").

     WHEREAS, the Company desires to obtain the services of Employee, and Employee desires to provide services to the Company, in accordance with the terms and conditions of this Agreement;

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Employee agree as follows.

     1. Employment. Effective on the Effective Date (as defined in Section 2)
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and subject to the terms and conditions of this Agreement, the Company agrees to employ Employee as its Chief Financial Officer, and Employee agrees to perform the duties associated with that position diligently and to the reasonable satisfaction of the Company's Chief Executive Officer. From the Effective Date until termination of this Agreement, Employee will devote Employee's full business time, attention and energies to the business of the Company. Employee will report to the Company's Chief Executive Officer, and will comply with the policies and guidelines established by the Company from time to time.

     2. Term and Termination. Employee will be employed under this Agreement
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for an initial term of two years (the "Initial Term"), beginning on the date of the Agreement (the "Effective Date'). This Agreement shall renew for successive one year periods after the completion of the Initial Term unless either party gives written notice of termination at least 30 days prior to the expiration of the Initial Term or any renewal term. Notwithstanding the foregoing, either party may terminate this Agreement at any time, with or without cause, by giving 30 days written notice of termination to the other party, and upon termination, neither party will have any continuing obligation to the other party, except as follows: (a) if the Company terminates this Agreement without Cause (as defined below) before March 1, 2001, then the Company will be obligated to pay Employee in a lump sum within 10 days after such notice an amount equal to the Employee's base annual salary; (b) if the Company terminates this Agreement without Cause (as defined below) on or after March 1, 2001, then the Company will be obligated to pay Employee in a lump sum within 10 days after such notice an amount equal to the lesser of (i) one-half (1/2) Employee's base annual salary and (ii) Employee's base annual salary divided by the number of months remaining in the Initial Term; and (c) the provisions of Sections 5, 6, 7 and 8 hereof will
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survive any termination of this Agreement for any reason in accordance with their terms. As used in this Agreement, termination for "Cause" shall mean any termination of Employee by the Company for (a) refusal to perform duties assigned, or disobedience of orders and directives issued to Employee; (b) violation of any rule or regulation of which Employee has notice and that may be established from time to time for the conduct of the Company's business, (c) unlawful misconduct by Employee, including, without limitation, the commission of an act of fraud or embezzlement against the Company or commission of a crime involving moral turpitude, (d) consistent willful misconduct or negligence in performing Employee's duties hereunder, (e) breach of fiduciary duty in connection with Employee's employment by the Company or (f) a breach of any of the terms of this Agreement.

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     3. Compensation. Beginning on the Effective Date and thereafter during
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the term of Employee's employment, the Company will pay Employee a base salary at the rate of $225,000 per year, payable biweekly or semi-monthly in accordance with the payroll practices of the Company in effect from time to time. Such base salary shall be subject to review and potential adjustment annually, in accordance with the compensation policies of the Company in effect from time to time. Employee shall also, during the term of Employee's employment hereunder, be eligible for an annual discretionary incentive bonus of up to $75,000, such bonus to be awarded in the discretion of the Chief Executive Officer in accordance with the bonus policies established by the Company from time to time. Additionally, upon commencement of employment, Employee will receive a cash signing bonus of $300,000 (the "Signing Bonus"). Employee agrees to promptly return the full amount of the Signing Bonus to the Company if Employee's employment with the Company ceases for any reason prior to March 1, 2001, other than due to a termination of Employee's employment by the Company without Cause. All of Employee's compensation under this Agreement will be subject to deduction and withholding authorized or required by applicable law.

     4. Employee Benefits. Beginning on the Effective Date and thereafter
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during the term of this Agreement, the Company will provide to Employee such fringe benefits, perquisites, vacation and other benefits that the Company provides to its similarly situated employees. The Company will reimburse Employee for reasonable out-of-pocket business expenses incurred and documented in accordance with the policies of the Company in effect from time to time.

     5.  Assignment of Intellectual Property Rights.
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            (a) In consideration of the Company's agreement to employ Employee and the receipt by the Employee of Confidential Information, Employee hereby assigns to the Company all of Employee's rights in all Intellectual Property which Employee makes or conceives, whether as a sole inventor or as a joint inventor, whether made within or outside working hours or upon the premises of the Company or elsewhere, during Employee's employment with the Company or its subsidiaries. "Intellectual Property" means any information of a technical and/or business nature such as ideas, discoveries, inventions, trade secrets, know-how, and writings and other works of authorship which relate in any manner to the actual or anticipated business or research and development of the Company, its subsidiaries or affiliates.

            (b) During and subsequent to Employee's employment, upon the request and at the expense of the Company or its nominee and for no additional personal remuneration, Employee agrees to execute any instrument which the Company considers necessary to secure for or maintain for the benefit of the Company adequate patent and other property rights in the United States and all foreign countries with respect to any Intellectual Property. Employee also agrees to assist the Company as required to draft said instruments and to obtain and enforce said rights.

            (c) Employee agrees to promptly disclose to the Company any Intellectual Property when conceived or made by Employee, in whole or in part, and to make and maintain adequate and current records thereof. Upon the termination of Employee's

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     employment for any reason, Employee agrees to promptly turn over to the
     Company all models, prototypes, drawings, records, documents, and the like in Employee's possession or under Employee's control, whether prepared by Employee or others, relating to Intellectual Property, and any other work done for the Company related thereto. Employee acknowledges that all such items are the sole property of the Company.

            (d) Employee agrees that any Intellectual Property disclosed by Employee within one (1) year following termination of Employee's employment for any reason shall be the sole property of the Company unless and until finally determined by a court of competent jurisdiction to have been made or conceived after the termination of Employee's employment.

     6.  Confidential Information.
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            (a) In the course of performing services for the Company under this
     Agreement, Employee may receive or have access to commercially valuable, confidential or proprietary information. "Confidential Information" means all confidential information, whether oral or written, now or hereafter developed, acquired or used by the Company and relating to the business of the Company that is not generally known to others in the Company's area of business, including without limitation (to the extent confidential) (i) any trade secrets, work product, processes, analyses, know-how, software and hardware development information or other Intellectual Property of the Company; (ii) the Company's advertising, product development, strategic and business plans and information; (iii) customer lists and prices at which the Company has sold or offered to sell its products or services; and (iv) the Company's financial statements and other financial information.

            (b) Employee acknowledges and agrees that the Confidential Information (to the extent it can be owned) is and will be the sole and exclusive property of the Company. Employee will not use any Confidential Information for Employee's own benefit or disclose any Confidential Information to any third party (except in the course of performing Employee's authorized duties for the Company under this Agreement), either during or subsequent to Employee's employment with the Company. Upon termination of Employee's employment with the Company, Employee will promptly deliver to the Company all documents, computer disks and other computer storage devices and other papers and materials (including all copies thereof in whatever form) containing or incorporating any Confidential Information or otherwise relating in any way to the Company's business that are in Employee's possession or under Employee's control. Employee also agrees not to disclose to the Company any Confidential Information belonging to others.

     7. Restrictive Covenant. For purposes hereof, the "Noncompetition Period"
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will begin on the Effective Date and end eighteen (18) months after the date
Employee's employment with the Company is terminated for any reason. In consideration of the Company's agreement to employ Employee and the receipt by the Employee of Confidential Information, Employee hereby agrees that, during the Noncompetition Period, Employee will not (except in the course of performing Employee's authorized duties for the Company under this Agreement), directly or indirectly, on

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Employee's own behalf or as an officer, director, employee, consultant or other agent of, or as a stockholder, partner or other investor in, any person or entity (other than the Company or its affiliates):

            (a) engage in any business conducted by the Company, its subsidiaries or affiliates and any business competitive with the business conducted by the Company, its subsidiaries or affiliates (collectively a "Competing Business") within any geographic area in which the Company, its subsidiaries or affiliates conducts any business, or in which businesses competitive with the businesses of the Company, its subsidiaries or affiliates are conducted (the "Territory"), or give advice or lend credit, money or Employee's reputation to any natural person or entity engaged in or establishing a Competing Business in the Territory or;

            (b) directly or indirectly influence or attempt to influence any customer, potential customer, supplier or accounts of the Company, its subsidiaries or affiliates located within the Territory to purchase, sell or lease goods or services related to a Competing Business other than from or to the Company; or

            (c) solicit, encourage, or take any other action which is intended, directly or indirectly, to induce any other employee of the Company to terminate such employee's employment with the Company, or interfere in any manner with the contractual or employment relationship between the Company and any other employees of the Company, or hire or attempt to hire any former employee of the Company whose termination from employment has been effective for ninety (90) days or less;

provided, that the foregoing will not apply to any investment in publicly traded securities constituting less than 5% of the outstanding securities in such class. For purposes of this Agreement, the term "affiliate" means with respect to any person or entity any other person or entity controlling, controlled by or under common control with such person or entity.

     8.  Enforcement.
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            (a) Employee represents to the Company that Employee is willing and able to engage in businesses other than a Competing Business within the Territory and that enforcement of the restrictions set forth in Section 7
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     would not be unduly burdensome to Employee. The Company and Employee acknowledge and agree that the restrictions set forth in Section 7 are
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     reasonable as to time, geographic area and scope of activity and do not impose a greater restraint than is necessary to protect the goodwill and other business interests of the Company, and Employee agrees that that the Company is justified in believing the foregoing.

            (b) If the provisions of Section 7 are found by a court of competent
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     jurisdiction to contain unreasonable or unnecessary limitations as to time, geographical area or scope of activity, then such court is hereby directed to reform such provisions to the minimum extent necessary to cause the limitations contained therein as to time, geographical area and scope of activity to be reasonable and enforceable.

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            (c) Employee acknowledges and agrees that the Company would be irreparably harmed by any violation of Employee's obligations under Sections 5, 6 and 7 hereof and that, in addition to all other rights or
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     remedies available at law or in equity, the Company will be entitled to injunctive and other equitable relief to prevent or enjoin any such violation. If Employee violates Section 7, the period of time during which
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     the provisions thereof are applicable will automatically be extended for a period of time equal to the time that Employee began such violation until such violation permanently ceases.

     9.  No Obligation to Third Party.  Employee represents and warrants that
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Employee is not under any obligation to any person or other third party and does not have any other interest which is inconsistent or in conflict with this Agreement, or which would prevent, limit, or impair Employee's performance of any of the covenants hereunder or Employee's duties as an employee of the Company.

     10.  Entire Agreement.  This Agreement embody the complete agreement of the
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parties with respect to the subject matter hereof and supersedes any prior written, or prior or contemporaneous oral, understandings or agreements between the parties that related in any way to the subject matter hereof. This Agreement may be amended only in writing executed by the Company and Employee.

     11.  Binding Effect.  This Agreement shall be binding upon and inure to the
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benefit of the respective heirs, executors, administrators, legal representatives and successors of the Company and Employee.

     12. Notice. Any notice required or permitted under this Agreement must be
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in writing and will be deemed to have been given when delivered personally, by telecopy or by overnight courier service or three days after being sent by mail, postage prepaid, to (a) if to the Company, to the Company's principal place of business, or (b) if to Employee, to Employee's residence or to Employee's latest address then contained in the Company's records (or to such changed address as such person may subsequently give notice of in accordance herewith).

    13. GOVERNING LAW, VENUE. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED
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AND INTERPRETED IN ACCORDANCE WITH SUBSTANTIVE LAWS OF TEXAS, WITHOUT GIVING
EFFECT TO ANY CONFLICTS OF LAW, RULE OR PRINCIPLE THAT MIGHT REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION. THE PARTIES AGREE THAT VENUE FOR ANY ACTION BROUGHT TO ENFORCE THIS AGREEMENT SHALL BE A COURT OF COMPETENT JURISDICTION IN AUSTIN, TEXAS.

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     IN WITNESS WHEREOF, the Company and Employee have executed and delivered this Agreement as of the date first above written.

                                 NETPLIANCE, INC.


                                 By:
                                    -------------------------
                                 Name:   John F. McHale
                                 Title:  Chairman and CEO


                                 ----------------------------
                                     Francis S. (Kit) Webster

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